UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): December 14, 2020

___________________

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Madison Avenue New York, NY 10022	10022
(Address of principal executive offices)	(Zip Code)

(212) 688-1005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	LFAC	The Nasdaq Capital Market
Units, each consisting of one Class A share of Common Stock, $0.0001 par value, and one warrant to purchase one Class A share of Common Stock	LFACU	The Nasdaq Capital Market
Warrants to purchase one share of Class A Common Stock	LFACW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Meeting of Warrant Holders

On December 14, 2020, LF Capital Acquisition Corp. (the “Company”) held a meeting of warrant holders (the “Warrant Holders Meeting”) in connection with the proposed business combination of the Company and Landsea Homes Incorporated (“Landsea”), as described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 23, 2020 and incorporated herein by reference. At the Warrant Holders Meeting, a total of 14,037,067 (or 90.41%) of the Company’s outstanding warrants held of record as of November 11, 2020, the record date for the Warrant Holders Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s warrant holders voted on the following proposals at the Warrant Holders Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

Proposal 1. To amend the warrant agreement (the “Warrant Amendment”) that governs all of the Company’s outstanding public warrants. The Warrant Amendment proposes to provide that, upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of August 31, 2020 (as it may be amended from time to time, the “Merger Agreement”) by and among the Company, LFCA Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), Landsea, and Landsea Holdings Corporation, a Delaware corporation (the “Seller”), and approve the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into Landsea, with Landsea continuing as the surviving corporation (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) (i) each of our outstanding public warrants, which currently entitle the holder thereof to purchase one share of our Class A Stock at an exercise price of $11.50 per share, will become exercisable for one-tenth of one share at an exercise price of $1.15 per one-tenth share ($11.50 per whole share) and (ii) each holder of a public warrant immediately prior to the consummation of the Business Combination will be entitled to receive, for each such warrant (in exchange for the reduction in the number of shares for which such warrants are exercisable), a cash payment of $1.85 as soon as reasonably practicable following the consummation of the Business Combination (the “Warrant Amendment Proposal”).

For	Against	Abstained
13,986,229	50,838	0

Proposal 2. To approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined that more time is necessary or appropriate to approve the Warrant Amendment Proposal.

For	Against	Abstained
13,981,304	50,588	5,175

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Warrant Holders Meeting was determined not to be necessary or appropriate.

Special Meeting of Stockholders

On December 14, 2020, the Company also held a special meeting of stockholders (the “Special Meeting”) in connection with the Business Combination. At the Special Meeting, a total of 12,630,036 (or 78.44%) of the Company’s issued and outstanding shares of Class A common stock and Class B common stock held of record as of November 11, 2020, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the Special Meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

Proposal 1. To adopt the Merger Agreement and approve the transactions contemplated thereby, including, among other things, the Business Combination (the “Business Combination Proposal”).

For	Against	Abstained
12,401,244	228,784	8

Proposal 2. To approve for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination (the “Nasdaq Proposal”).

For	Against	Abstained
12,401,044	228,984	8

Proposal 3. To adopt the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter Approval Proposal”).

For	Against	Abstained
12,335,294	294,734	8

Proposal 4. To approve proposals with respect to certain governance provisions in the Second Amended and Restated Certificate of Incorporation (the “Existing Certificate”), separately presented in accordance with SEC requirements and voted upon on a non-binding advisory basis (the “Governance Proposals”).  The voting results for each separate proposal were as follows:

4A. To amend the Existing Certificate of the Company to change the classification of the board of directors of the Company from three classes to one class, with each being elected to annual terms at each annual meeting of stockholders:

For	Against	Abstained
12,630,028	0	8

4B. To amend the Existing Certificate of the Company to permit the Seller to act by written consent as a stockholder of the Company so long as the Seller and its affiliates, collectively, beneficially own at least a majority of the outstanding shares of the Company:

For	Against	Abstained
11,926,733	703,245	58

4C. To amend the Existing Certificate of the Company to provide that any stockholder (or group of stockholders) of the Company that beneficially owns at least 25% of the voting power of the stock outstanding and entitled to vote on the matter or matters proposed to be brought before a special meeting shall have the right to call a special meeting of the stockholders of the Company:

For	Against	Abstained
12,401,044	228,984	8

4D. To amend the Existing Certificate of the Company to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware and, instead, include a provision in the certificate of incorporation that is substantially similar to Section 203, but excludes the Seller and its successors and affiliates from the definition of “interested stockholder”, and to make certain related changes:

For	Against	Abstained
11,895,133	734,895	8

4E. To amend the Existing Certificate of the Company to require the approval of no less than 80% of the outstanding shares of the Company’s common stock for any merger or consolidation with any other entity, when the Seller and its affiliates, collectively, beneficially own more than 20% of the outstanding shares of the Company’s common stock:

For	Against	Abstained
12,532,278	97,750	8

4F. To amend the Existing Certificate of the Company to delete the current corporate opportunities provision and replace it with a requirement that not less than 70% of the voting power of the outstanding shares of common stock of the Company is required to amend that certain provision of that certain stockholders agreement to be entered into as of the consummation of the Business Combination, by and between the Company and the Seller, that the Seller and its affiliates refrain from engaging in the domestic homebuilding business, subject to certain threshold ownership requirements:

For	Against	Abstained
12,303,294	326,734	8

4G. To amend the Existing Certificate of the Company to require the affirmative vote of at least 70% of the voting power of the stock outstanding and entitled to vote thereon for any proposed amendment to the certificate of incorporation of the Company:

For	Against	Abstained
11,894,983	735,045	8

4H. To amend the Existing Certificate of the Company to require the affirmative vote of at least 70% of the voting power of the stock outstanding and entitled to vote thereon for any proposed amendment to the bylaws of the Company:

For	Against	Abstained
11,894,983	735,045	8

4I. To amend the Existing Certificate of the Company to provide for a single class of common stock of Company, entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote (other than certain amendments relating to preferred stock) and increase the total number of authorized shares of common stock from 115,000,000 shares to 500,000,000 shares, which would consist of (i) increasing the Company’s authorized Class A Stock from 100,000,000 shares to 500,000,000 shares, (ii) eliminating Class B Common Stock of the Company by decreasing the Company’s authorized Class B Common Stock from 15,000,000 shares to zero shares, (iii) and designating 50,000,000 shares of Preferred Stock:

For	Against	Abstained
11,785,822	844,206	8

4J. To amend the Existing Certificate of the Company to provide for the sole and exclusive forums with respect to internal corporate claims and claims arising under the Securities Act of 1933:

For	Against	Abstained
12,043,954	586,074	8

Proposal 5. To elect Scott Reed and Gregory Wilson as directors to our board of directors (our “Board”) to serve as our Class II directors for a term of three years expiring at the annual meeting of stockholders to be held in 2023 or until each such director’s successor has been duly elected and qualified, or until each such director’s earlier death, resignation, retirement or removal. Assuming the Charter Approval Proposal is approved and our Board is declassified, such nominees, if elected, will serve on our Board until the 2021 annual meeting of stockholders, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal”).

For	Against	Abstained
12,225,962	404,066	8

Proposal 6. To approve the Landsea Homes Corporation 2020 Stock Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan (the “Incentive Plan Proposal”).

For	Against	Abstained
12,294,255	335,763	18

Proposal 7. To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Charter Approval Proposal.

For	Against	Abstained
11,811,044	818,984	8

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF CAPITAL ACQUISITION CORP.

By:	/s/ Scott Reed
Name: Scott Reed
Title: Chief Executive Officer

Dated: December 14, 2020